Exhibit 10.6

Service Partnership Agreement

NAVER Corporation & LINE Plus Corporation

January 1, 2014

NAVER Corporation	LINE Plus Corporation

CEO Kim Sang Hun (seal)	CEO Shin Jung Ho (seal)

NAVER Corporation (hereinafter referred to as “NAVER”) and LINE Plus Corporation (hereinafter referred to as “LINE”) shall enter into the following Strategic Partnership Agreement (hereinafter referred to as the “Agreement”) with the goal of achieving mutual growth and improving cooperation between the two companies based on mutual trust.

Article 1. Purpose

The purpose of the Agreement is to define detailed scopes and methods of cooperation between LINE and NAVER when carrying forward work-related partnerships for both company’s Services, in order to achieve a mutually beneficial partnership that results in an increase of each company’s Services’ value and number of new subscribers.

Article 2. Service Scope

The scope LINE and NAVER services each company enters into a partnership for through this Agreement (hereinafter referred to as “Service”) is as shown below;

	LINE’s Service: The global mobile messenger service “LINE” and its series

‚	NAVER’s Service: Web, application and other wired and wireless internet portal services that is provided by NAVER in any format.

Article 3. Partnership Details

	NAVER shall conduct the following tasks for LINE Services.

i.	Provide marketing tools: Provide display ads, content search features and other tools in PC and mobile NAVER Services

ii.	Provide marketing-related resources: Provide support in marketing planning and operational activities.

iii.	Provide contents: Provide NAVER’s Service contents and API.

‚	LINE shall conduct the following tasks for NAVER Services.

i.	Provide marketing tools: Provide display ad and official accounts in LINE’s Services

ii.	Support service distribution channel expansion: Provide channels to distribute NAVER’s Services within LINE’s Services (Display mobile apps within the Service, install widget, provide installation links etc…)

iii.	Provide contents: Provide LINE’s Service contents, API, characters etc…

ƒ	LINE and NAVER may add additional partnership activities, apart from those described in Clause 1 or 2 above, upon mutual discussion in order to discover each Service’s values.

Article 4. Abiding by Related Regulations

	NAVER and LINE shall faithfully abide by related laws and regulations when entering into and executing the Agreement.

‚	NAVER and LINE shall engage in close and mutual discussions on matters that are needed in order to execute tasks prescribed in the Agreement.

ƒ	If issues arise due to violations of Clause 1 and 2 of this Article, the party that is responsible for the outbreak of the issue shall be obligated to resolve the issue and bear resulting expenses. However, NAVER and LINE shall provide active cooperation and support with utmost sincerity.

Article 5. Adjusting Activity Execution Details

	LINE and NAVER shall conduct partnership activities in accordance with provisions in Article 3 in order to mutually acquire an equal level of cost and effect through this partnership.

‚	Notwithstanding the foregoing, if a comparative review of the monthly cost execution statement recognizes that either party has earned more economic benefits than the other party through the cooperative relationship, settlements are conducted every quarter, and the difference shall be paid on the month following each quarter.

ƒ	In order to execute provisions in Clause 1 and 2 of this Article, both parties shall calculate the cost execution statement with rational and impartial conditions that can be accepted objectively, in accordance with provisions in Appendix 1] Settlement Conditions.

„	When settling differences in amount, either party can offset the amount if the party has a receivable that is due to the other party.

Article 6. Confidentiality

NAVER and LINE shall keep any information, including either party’s confidential business-related information, resources or other information that has been obtained during the course of executing partnerships prescribed in the Agreement confidential, shall not disclose or reveal the information to a third party without the other party’s advanced written approval and shall not use the confidential information for purposes other than those defined herein. In the event either party is damaged by the other party’s violation of this Article, the violating party shall compensate for damages experienced by the other party.

Article 7. Non-Assignment

NAVER and LINE shall not assign, delegate, transfer or provide as security any full or partial rights or obligations given under the Agreement to a third party without written prior consent from the other party.

Article 8. Modifications

If either party wishes to modify provisions in the Agreement, modifications shall be made upon a written agreement between NAVER and LINE. The modified provisions shall supersede the Agreement if the modified provisions and provisions in the Agreement do not correspond to each other.

Article 9. Agreement Term and Cancellation or Termination of the Agreement

	The Agreement shall be valid from January 1, 2014 to December 31, 2014 and the term of the Agreement may be extended upon mutual written agreement from both parties.

‚	NAVER or LINE may immediately cancel or terminate the Agreement through a written notice in the event any of the following circumstances arise;

i.	If the payment of a check or promissory note issued by either party has been suspended, either party goes bankrupt or if a financial institution suspends the trade of either party

ii.	If either party has directly filed for insolvency, court receivership, composition, procedures prescribed in the Corporate Restructuring Promotion Act or other similar procedures, or has been filed for any of the above by a third party

iii.	If a procedure for compulsory execution, such as seizure, injunction or delinquency disposition has been commenced on an important property.

iv.	If business is suspended or cancelled by supervisory authorities

v.	If the party that violates or fails to execute obligations in the Agreement does not execute obligations or resolve the violations within the given seven (7) day period, despite a written request to correct any misdoings within the said seven (7) days

ƒ	If The Agreement is canceled or terminated due to reasons attributable to a party, the violating party shall be obligated to compensate for additional damages the other party experiences and shall pay the other party within seven (7) days from the date the other party demands the payment.

„	The cancellation or termination of the Agreement shall not influence any claim for compensation for rights or damages that occurred before the Agreement was canceled or terminated.

Article 10. Settlement of Disputes

Both parties shall try to resolve any disputes that arise between both parties hereto in relation to this Agreement through mutual accord and good faith. If the aforementioned dispute cannot be resolved amicably, all legal disputes between both parties shall be placed under the jurisdiction of the court defined under the Civil Procedure Act.

Article 11. Effectuation of the Agreement

The Agreement shall become effective once both parties sign and seal the Agreement. NAVER and LINE shall enter into the Agreement herein after thoroughly understanding the terms and conditions of the Agreement and in witness whereof, sign and seal the Agreement in duplicate and retain one (1) copy respectively.

Amendment Agreement

NAVER Corporation (hereinafter referred to as ‘NAVER’) and LINE Plus Corporation (hereinafter referred to as ‘LINE’) shall agree to amend the previously executed agreement in accordance with the provisions below.

Article 1 Purpose

The purpose of the Amendment Agreement is to amend the agreement that was entered into between NAVER and LINE through mutual agreement and to define the modifications and its effectiveness.

Article 2 Details on the Amendment Agreements

1.	Agreement to amend (hereinafter referred to as the ‘Original Agreement’)

A.	Agreement execution date: January 1, 2014

B.	Agreement title: Service Partnership Agreement – NAVER Corporation & LINE Plus Corporation

2.	Amendments that have been agreed upon

A.	Article 9 (Agreement Term and Cancellation or Termination of the Agreement) Clause 4 of the Original Agreement shall be amended as shown below;

	The Agreement shall be valid from January 1, 2014 to December 31, 2014 and shall be automatically extended for one (1) year under identical conditions unless either party sends a written notification to the other party to do otherwise within one (1) month prior to the expiration of the agreement term.

B.	Clause numbers of Clauses 4, 5 and 6 of Article 9 in the Original Agreement shall be modified to Clause 1, 2 and 3.

Article 3 Effectiveness

1.	The Amendment Agreement shall be effective from the date the Amendment Agreement is executed.

2.	The Original Agreement shall be amended in accordance with conditions defined in the Amendment Agreement from the date the Amendment Agreement is executed. Matters that are undefined in the Amendment Agreement shall be handled in accordance with provisions in the Original Agreement.

Article 4 Interpretation

Matters that are not defined in the Amendment Agreement or the Original Agreement shall be determined through separate discussion between both parties.

In witness whereof, the Agreement shall be made in duplicates, signed and sealed by both parties and both parties shall retain one (1) copy respectively.

December 31, 2014

‘NAVER’	‘LINE’
NAVER Corporation	LINE Plus Corporation
Green Factory	360-42, Hwangsaeul-ro, Bundang-gu
6, Buljeong-ro, Bundang-gu	Seongnam-si, Gyeonggi-do, Korea
Seongnam-si, Gyeonggi-do, Korea	(11 Fl., AK Plaza Bundang, Seohyun-dong)

CEO Kim Sang Hun (Seal)	CEO Shin Jung Ho (Seal)